UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 4, 2015
Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Lucas Energy, Inc. (the "Company") issued a press release on February 4, 2015, announcing its entry into a letter of intent relating to a planned business combination with Victory Energy Corporation (“Victory” and the “Letter of Intent”). The Letter of Intent sets forth certain non-binding terms and conditions pursuant to which it is planned that Victory will merge with and into the Company.  The Letter of Intent also contemplates the parties (i) forming a new jointly owned entity to fund wells to be drilled in April 2015 and (ii) reaching an agreement to fund cash-flow shortfalls. The transactions contemplated by the Letter of Intent are subject to among other things, the parties completing due diligence, the mutual negotiation of definitive documents, regulatory approvals and the registration of the securities to be issued to Victory shareholders in the transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

99.1**	Press Release dated February 4, 2015

** Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: February 6, 2015

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1**	Press Release dated February 4, 2015

 ** Furnished herewith.